STOCK PURCHASE AGREEMENT

This Agreement as dated below is entered into by and between QUIZBIZ INTERNET GROUP, INC., a public Nevada corporation ("QBIZ") of 6801 Powerline Road, Fort Lauderdale, Florida 33309 and SMITHAGENCY.COM, INC. a Florida corporation, of 6801 Powerline Road, Fort Lauderdale, Florida 33309 and MASON STRATEGIC COMMUNICATIONS, INC., a Florida corporation ("MASON") of 800 East Broward Boulevard, Suite 505, Fort Lauderdale, Florida 33301, and DEBRA A. MASON ("DEBRA") of 800 East Broward Boulevard, Suite 505, Fort Lauderdale, Florida 33301 and

                                   WITNESSETH:

WHEREAS QBIZ, is a Nevada Corporation in good standing with the Secretary of State and is a public company trading under the symbol "QBIZ" and is a reporting corporation with the United States Securities and Exchange Commission (SEC); and

WHEREAS MASON is a Florida corporation in good standing with the Secretary of State and is a private company in the business of providing public relations and strategic consulting services to businesses and organizations and throughout this agreement is referred to as(" MASON") or ("corporation");

WHEREAS the Board of Directors of each of the constituent corporations deems it advisable that MASON be acquired by QBIZ and that MASON be operated as a division of SMITHAGENCY.COM, a wholly owned subsidiary of QBIZ; and

WHEREAS DEBRA, also known as ("seller"), is the owner of all shares of the common capital stock issued and outstanding of MASON; and

WHEREAS SMITHAGENCY.COM, INC. ("SMITH") is a wholly owned subsidiary corporation of QBIZ, a Nevada corporation; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained the parties agrees as follows:

1. SALE OF SHARES: Subject to provisions of this Agreement, DEBRA agrees to sell all of her stock in MASON to QBIZ. DEBRA agrees to deliver the stock to QBIZ at closing, with all certificates duly endorsed to QBIZ and ready for transfer. DEBRA further agrees to execute such additional documents as QBIZ deems necessary to perfect QBIZ's title to the stock.

2. PURCHASE PRICE: The purchase price for the stock shall be $250,000.00, (subject to adjustments at closing) and shall be paid as follows:

         A. The purchase price shall be paid in QBIZ restrictive stock valued at $1.00 for each share of common stock for a total of 173,000 shares (subject to base floor price guarantees as herein set forth). Of the 173,000 restrictive



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shares, 50,000 shares will be held in escrow to guarantee the representations and warranties set forth in this agreement relative to accounts receivable and performance guarantees. Should there be a failure to achieve the account receivables and/or a performance guarantees, then to the extent of the deficit as determined by the formula herein set forth, the escrowed stock valued at $1.00 per share, in the amount of the deficit will be returned to QBIZ.

         B. The balance of the purchase price, being $77,000.00 represents the March 31st assumption of liabilities and other debts and credits and this shall be readjusted as of May 31, 2000 upward or downward depending on liability being assumed and other debts as well as credits for accounts receivable in accordance with the accounting standards of MASON. In the event the liabilities are less than $77,000.00, QBIZ shall issue additional shares of stock having a $1.00 per share value, provided however, should the liabilities exceed $77,000.00 and to the extent they are in excess of $77,000.00, the 50,000 shares of stock escrowed shall be reduced by one share of each dollar in excess of $77,000.

         C. QBIZ guarantees to DEBRA a base floor price of the QBIZ stock of $1.00 per share as of one year from the date of this agreement. In the event the stock price falls below the floor price, QBIZ will issue additional restrictive common shares to make up the difference between the floor price and the actual price of the shares. Only in the event the stock price of the shares, one year from date of purchase, is below the floor price, will shares get adjusted. QBIZ shall use the average closing price, of five trading days, preceding the one-year anniversary of the closing of the purchase, as a basis to determine the price of common stock.

3. CLOSING: The closing on this transaction shall be held on or about May 31, 2000. At such time within ordinary business hours and at such place in Broward County, Florida, as the parties may agree.

4. REPRESENTATIONS AND WARRANTY OF DEBRA. DEBRA as the seller of the Corporate Stock herein identified, makes the following representations and warranties to
QBIZ:

     A. Recitals. All of the recitals in the preamble to this agreement are true and are incorporated in this agreement as representations of DEBRA.

     B. Title. DEBRA has good, absolute, and marketable title to the stock, free from all liens, claims, and encumbrances. DEBRA has the unfettered right, power, and authority to sell all of the stock under this agreement. Delivery of the stock to QBIZ as contemplated by this agreement will vest unencumbered title to all of the stock of MASON in QBIZ.

     C. Financial Statements. Seller has delivered, and QBIZ has received, certain documents and financial statements of the MASON corporation which are reflective of items having been delivered which are identified as follows:
          1. Assets, including companies name, divisions, phone numbers, URL's, trademarks, copyrights, and good will.
          2.   Accounts receivable.
          3.   Client list, former and present.


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          4.   Client's artwork, inventory and other property held by MASON.

          5. All of MASON'S inventory of supplies, office furniture, equipment, phone system, accounting programs and software.

          6.   Deposits held by MASON and all cash in MASON'S account.

          7.   List of all liabilities being assumed.

          DEBRA warrants and represents that all financial statements and other schedules as hereinabove set forth are true and correct and have been prepared according to generally acceptable accounting principles and there are no liabilities of the corporation other than as disclosed in the schedule of liabilities attached hereto. Further, DEBRA warrants that the corporation has not made any distribution to shareholders and employees, created any obligations or liabilities or transferred any assets outside the ordinary course of business or cancelled any debts or waived any rights and that all financial matters of MASON are fully and accurately reflected on the financial statements attached hereto.

     D. Taxes. The corporation has filed all required federal, state and local tax returns and has fully paid all federal, state, and local taxes due. The corporation has fully complied with all provisions of all federal, state, and local tax laws. The corporation has not had any tax deficiencies proposed or assessed against it and has not executed a waiver of the statute of limitations on the assessment or collection of any tax. No taxing authority has audited the books, records, or returns of the corporation. If a tax deficiency of the corporation relating to events occurring before the closing is determined after the closing, the seller shall be responsible for the full payment of any such deficiency.

     E. Litigation. There is no litigation, arbitration, or other legal, judicial, administrative, or government action (pending or threatened) against the corporation or its assets. Neither DEBRA nor the corporation is aware of any facts that might give rise to such a proceedings.

     F. Compliance with Laws and Corporate Instruments. The business and operation of the corporation has complied with all applicable federal, state, and local laws, ordinances, rules, and regulations, and with all provisions of corporate articles of incorporation, bylaws, and resolutions.

     G. Corporate Records. The books of MASON corporation being the minute book and the stock ledger are being delivered in blank forms as all transactions of the corporation have not been fully documented in the corporate records. However, the financial records, as delivered, together with the other documents correctly and properly reflect all material business affairs of the corporation.

     H. Disclosure. No representation or warranty furnished by the seller to the buyer in this agreement or otherwise contains or will contain any untrue statement of a material fact or omits or will omit any material fact required to make such statements not misleading.



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     I. Notwithstanding the foregoing, DEBRA warrants and represents that any shareholder loans to MASON have been satisfied and are cancelled, and specifically, any loans from herself or John Pace, have been rendered duly satisfied and are not a liability of MASON.

     J. MASON is a duly organized valid existing and a good standing Florida corporation.

     K. Other than those disclosed herein or attached to this agreement there are no service contracts, employment agreements, license agreements, independent contractor agreements, executory contracts, supplier contracts, leases, equipment leases, maintenance agreements or other agreements relative to the operation of the Business or the Assets that would materially affect the financial statements of MASON. For definition purposes, such contract or liability would have to have a cost in excess of $5000.00 to be material.

     L. All contracts, service agreements, leases and other similar executory agreements assigned herein are fully assignable by QBIZ provided however, some of the agreements require the consent of third parties.

     M. Seller warrants that the scheduled Receivables are fully collectible within 12 months after closing, that the equipment will be in working order at the time of closing, and that the schedule of clients accurately reflects seller's clients and their relationship with the seller. In the event, after one year from closing of this transaction there are outstanding accounts receivable, it is agreed that for every dollar uncollected, fifty cents of every dollar will be deducted from the shares at the price established on the shares at time of closing, escrowed pursuant to paragraph 3 of this agreement, and which shares shall then become treasury stock of QBIZ.

     N. That the Uniform Commercial Code financing statements in favor of BankAtlantic filed in the office of the Secretary of State of Florida, document #98-242419-4 and the document in favor of Barnett Bank of Broward County, document #96-138835, represent the bank loans and/or creditlines herein after disclosed in this agreement.

5. CONDITION PRECEDENT TO BUYERS OBLIGATION. The obligation of QBIZ to perform under this agreement, shall be subject to the satisfaction of the following conditions before or contemporaneously with closing:

     A. Truth of Warranties and Representation. The warrantiesand representations of DEBRA shall be true as of the date of this agreement and shall continue to be true until closing.

     B. Actions of Corporation. The actions of the corporation shall have complied with the provision of this agreement and furnish all documentation required by this agreement.

     C. Resignation of Directors and Officers. DEBRA shall deliver resignations of all officers and directors of the corporation to QBIZ.


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     D. Prior to or contemporaneously with the closing QBIZ shall have been able to agree, in writing, on the terms of employment agreements with DEBRA A. MASON and JOHN PACE, and that QBIZ shall have been able to agree, in writing, on the terms and conditions of Noncompete/Nondisclosure agreement with DEBRA A. MASON and JOHN PACE.

6. REPRESENTATIONS AND WARRANTIES OF QBIZ. QBIZ makes the following representation and warranties to DEBRA.

     A. Purpose of Purchase. QBIZ is purchasing corporate stock under this agreement neither for investment nor for resale. QBIZ intends that MASON be operated as a division of SMITHAGENCY.COM, INC., a wholly owned subsidiary of QBIZ.

     B. QBIZ has the full power and authority to enter into and to consummate this agreement.

7. WARRANTY OF PERFORMANCE. DEBRA warrants and guarantees that MASON, as a division of SMITHAGENCY.COM, INC., will generate gross profits (as same is defined and illustrated in March 31st Profit and Loss statement as provided to
QBIZ) of not less than $400,000.00, for the first 12 months of its operation, subsequent to the closing of this transaction. In the event, after one year from closing of this transaction, the guaranteed of gross profits are not achieved, 50% of every dollar below $400,000.00, will be deducted from the shares issued at closing (as adjusted) at a agreed price of $1.00 per share. Any such shares returned to QBIZ shall become treasury stock of corporation. This warranty, along with the other representations and warranties set forth in this agreement shall survive the closing.

8. COVENANTS OF QBIZ. QBIZ upon satisfactory closing of this transaction agrees to continue a Gainesville office lease of MASON and to make reasonable and appropriate arrangements for housing of MASON employees that are temporarily staying in Gainesville, Florida. QBIZ also assumes the liability for the existing lease in the city of Fort Lauderdale, at the address set forth in this agreement.

9. CLOSING DOCUMENTS.

     A. Sellers Documents:
          (1)  All documents as stated in this agreement.
          (2)  Corporate Resolutions authorizing the transaction.
          (3)  Leases and service contracts.
          (4) Satisfaction and cancellation of UCC filing statement by John Pace, as secured party.
          (5)  Closing Statement.
          (6)  All financial documentation required by Buyer.
          (7) Copies of employment agreements, and non-competition agreement and such other written consents as required by this agreement.
          (8) Such other documents, instruments or certificates as shall be reasonably required by Buyers counsel.


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     B. Buyers Documents:
          (1)  The closing shares of stock to be issued.
          (2)  Corporate Resolutions approving purchase.
          (3) Such other documents, instruments or certificates as shall be reasonably required by Sellers counsel.

10. GOOD FAITH EFFORTS. DEBRA and QBIZ covenant to use their best efforts both before and after closing in good faith to comply with the provisions of this agreement. Except as provided herein, the parties shall bear their own attorneys' fees.

11. ASSIGNABILITY. Neither party may assign his rights hereunder without the prior written consent of the other party.

12. NOTICES. All necessary notices, demands and requests required or permitted to be given under the provisions of this agreement shall be in writing, and shall be sent certified mail, return receipt requested, to the address for each party shown on the face of this agreement. Notice given by or to the attorney for either party shall be as effective as if given by or to that party.

     A. If to Buyer. QBIZ and SMITHAGENCY.COM, INC., 6801 Powerline Road, Fort Lauderdale, Florida, 33309, with copies to John E. Aurelius, P.A., 4367 North Federal Highway, Suite 101, Fort Lauderdale, FL 33308.

     B. If to Seller. DEBRA MASON, 800 East Broward Boulevard, Suite 505, Fort Lauderdale, FL 33301, with copies to Tripp Scott, 110 SE 6th Street, 15th Floor, Fort Lauderdale, FL 33301

13. ENTIRE AGREEMENT. This agreement constitutes the entire agreement of the parties and may not be amended or modified except in a writing signed by both parties. All prior understandings and agreements between the parties are merged in this agreement, which alone fully and completely expresses their understanding.

14. NO BROKERS OR FINDERS. Seller and Buyer hereby warrant and represent to each other that this agreement was not induced or procured through any person, firm or corporation acting as a broker or finder. Each of the parties herewith agree to indemnify and hold each other harmless from any liability, loss, damage, costs or expenses, including reasonable attorneys' fees and expenses, suffered or incurred as a result of a breach of the foregoing warranty.

15. COUNTERPARTS. This agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument, provided any changes or interlineations appear in all counterparts and are initiated on all counterparts.

16. HEADINGS. The headings of the paragraphs of this agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the agreement.

17. SCHEDULES. The schedules to this agreement are a material part hereof.



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18. SEVERABILITY. In case any one or more of the provisions contained in this agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19. CHOICE OF LAW AND VENUE. This agreement is to be construed and governed by the laws of the State of Florida. Any action to enforce this agreement shall be brought in Broward County, Florida, unless in buyer's determination, action in another jurisdiction is necessary to insure enforcement.

20. CONFIDENTIALITY. Buyer and DEBRA agree to keep confidential (i.e. not revealing to any third parties) the finances, business knowhow, trade secrets, customer lists, and methods of practice of the Buyer in accordance with the terms and conditions of the nondisclosure noncompete agreement and further not to disclose any of the terms and conditions of this agreement without the mutual consent of the other party.

21. CREDITOR'S CLAIMS. Within five (5) days after notice of creditor's claim against MASON of an undisclosed material amount (to be material, the amount of the debt must be over $5,000.00 in the aggregate), QBIZ shall give DEBRA notice in writing, of the specific creditor's name, address and nature of claim. Thereafter, MASON shall have the sole responsibility to resolve, settle, or defend said claim. Should MASON fail to properly respond to the claim, or should the claim ultimately result in judgment or decree against MASON, then in that event, the amount of the claim including any costs or expenses incurred by QBIZ, shall be deducted from any amounts owed to DEBRA, pursuant to the terms of this agreement.

22. INDEMNITIES.

     A. DEBRA, in consideration of $1,000.00 of the purchase price hereby indemnifies and holds QBIZ harmless from and against any liability, loss, damage, cost or expense, including reasonable attorney's fees and expenses suffered by QBIZ as a result of:
          (1)  Any breach of this agreement by DEBRA and/or MASON.

          (2) Any inaccuracy in or breach of any of the representations, warranties or covenants made by DEBRA and/or MASON herein; and

     B. QBIZ, in consideration of the terms and conditions of this contract hereby indemnifies and holds DEBRA and/or MASON harmless from and against any liability, loss, damage, cost or expense, including reasonable attorney's fees and expenses, suffered by MASON as a result of:
          (1)  Any breach of this agreement by QBIZ; and
          (2) Any inaccuracy in or breach of any representations, warranties, or covenants made by QBIZ herein.
          (3) Any liability resulting from QBIZ's failure to perform under a service contract, lease, franchise agreement, or other obligation assumed herein.

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          (4)  QBIZ specifically acknowledges that it is assuming an outstanding loan at BankAtlantic and creditlines at NationsBank as guaranteed by DEBRA. The approximate balances of the loan being $28,000.00 and the creditlines being $40,000.00, with the creditlines maximum amount that could be borrowed being $70,000.00. QBIZ specifically indemnifies and holds DEBRA harmless from any liability in regards to either or both the lines of credit or the bank loan. This specific indemnity is based upon the personal guarantee of DEBRA for the identified loan and creditlines. Notwithstanding the foregoing, QBIZ agrees that it will not draw down or charge against any surplus creditline amount at any time without the written consent of DEBRA.

          (5) Any decision or change made to MASON whether by tax classification or otherwise, subsequent to closing which negatively impacts DEBRA.

     C. Each party shall promptly notify the other party of any claim or demand for payment of any debt, liability or other claims by it for misrepresentation, breach of warranty, breach of covenant, or right of indemnification under this agreement. Either party shall make available to the other party or its representatives all records and other materials required by them for their use in contesting any such liability.

23. DOCUMENTATION PROVIDED BY QBIZ. DEBRA and JOHN PACE (who is a signatory to this agreement for the purpose of this paragraph) individually acknowledge that they have reviewed the public filings of QBIZ and understand the information therein contained.

24. LITIGATION/ATTORNEY'S FEES. In connection with any litigation arising out of the enforcement of this agreement, or for its interpretation, the prevailing party shall be entitled to recover its cost, including reasonable attorney's fees, from the other party hereto if such party was an adverse party to such litigation.

25. CONSTRUCTION. This agreement shall not be construed against either party regardless of who is responsible for its drafting.

26. FACSIMILE. A legal facsimile copy of this entire contract and any signatures thereon shall be considered as originals.



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         IN WITNESS WHEREOF, the parties have executed or have caused this agreement to be executed by a duly authorized officer as of the date first written below.

WITNESSES:                            SELLER:     DEBRA A. MASON
-----------                           ------

___________________________________    ________________________________________
                                                               Date:____________
___________________________________


___________________________________    ________________________________________
                                       JOHN PACE               Date:____________


                                       BUYER:       QUIZBIZ INTERNET GROUP, INC.
                                       -----

__________________________________     By:_____________________________________
                                          _____________________________________
__________________________________                             Date:____________


                                       MASON STRATEGIC COMMUNICATIONS, INC.


__________________________________     By: ____________________________________
                                           ____________________________________
                                                              Date:_____________
_________________________________



                                       BUYER:   SMITHAGENCY.COM, INC.
                                       -----


__________________________________     By: ____________________________________
                                           ____________________________________
                                                              Date:_____________
_________________________________





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